Exhibit 99.1

TURBOGEN ltd.

22 Efal Street, Kiryat Aryeh

Petah Tikva 4951122, Israel

March 11, 2026

Via EDGAR

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, NE

Washington, DC 20549

Re:	TurboGen Ltd. (the “Company,” “we,” “our” and similar terminology)

Registration Statement on Form F-1

Representation under Item 8.A.4 of Form 20-F

Dear Mesdames:

The undersigned, TurboGen Ltd., a company organized under the laws of the State of Israel (the “Company”), is making this representation to the Securities and Exchange Commission in connection with the Company’s Registration Statement on Form F-1 (the “Registration Statement”) relating to the uplisting and proposed initial public offering in the United States of its ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended and unaudited interim consolidated financial statements as of June 30, 2025 and for each of the six-month periods ended June 30, 2025 and 2024.

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the registration statement on Form F-1 shall contain audited financial statements as of a date not older than 12 months from the date of the filing. The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.	The Company is not required by any jurisdiction outside the United States to comply with the 12 months requirement under Item 8.A.4 of Form 20-F.

2.	Compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements as of and for the year ended December 31, 2025 will be available until April 2026.

4.	In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is submitting this representation as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

TURBOGEN LTD.

By:	/s/ Neta Zruya Hashai
Neta Zruya Hashai
Chief Financial Officer